Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

All Outstanding Shares of Series A Convertible Preferred Stock

All Outstanding Shares of Series B Convertible Preferred Stock

All Outstanding Shares of Series C-1 Convertible Preferred Stock

of

VirtualScopics Inc.

at

$4.05 Net Per Share of Common Stock;

$336.30 Net Per Share of Series A Convertible Preferred Stock;

$336.30 Net Per Share of Series B Convertible Preferred Stock; and

$920.00 Net Per Share of Series C-1 Convertible Preferred Stock

Pursuant to the Offer to Purchase dated April 8, 2016

by

BioTelemetry Research Acquisition Corporation

a wholly owned subsidiary of

BioTelemetry, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE IMMEDIATELY AT 5:00 P.M.,

NEW YORK CITY TIME, ON MAY 9, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER

TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

April 8, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 8, 2016 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”) in connection with the offer by BioTelemetry Research Acquisition Corporation, a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of BioTelemetry, Inc., a Delaware corporation (which we refer to as “Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Common Shares”), all outstanding shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), all outstanding shares of Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Shares”) and all outstanding shares of Series C-1Convertible Preferred Stock, par value $0.001 (the “Series C-1 Preferred Shares,” and collectively with the Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares” and the Preferred Shares together with the Common Shares, the “Shares”) of VirtualScopics Inc., a Delaware corporation (“VirtualScopics”), pursuant to Purchaser’s offer to purchase all of the outstanding Shares, at a purchase price of $4.05 per Common Share (the “Common Offer Price”), $336.30 per Series A Preferred Share (the “Series A Offer Price”),

$920.00 per Series B Preferred Share (the “Series B Offer Price”) and $336.30 per Series C-1 Preferred Share (the “Series C-1 Offer Price”), in each case, net to the seller in cash, without interest thereon and less any applicable withholding (collectively, the “Offer Prices”), upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $4.05 per Common Share , $336.30 per Series A Preferred Share, $336.30 per Series B Preferred Share and $920.00 per Series C-1 Preferred Share, in each case, net to you in cash, without interest thereon and less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 25, 2016 (together with any amendments or supplements thereto, what we refer to as the “Merger Agreement”), among Parent, Purchaser and VirtualScopics, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into VirtualScopics, and VirtualScopics will be the surviving corporation (which we refer to as the “Merger”).

4. The Offer and withdrawal rights will expire at the end of the day, immediately at 5:00 p.m., New York City time, on May 9, 2016, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

All Outstanding Shares of Series A Convertible Preferred Stock

All Outstanding Shares of Series B Convertible Preferred Stock

All Outstanding Shares of Series C-1 Convertible Preferred Stock

of

VirtualScopics Inc.

at

$4.05 Net Per Share of Common Stock;

$336.30 Net Per Share of Series A Convertible Preferred Stock;

$336.30 Net Per Share of Series B Convertible Preferred Stock; and

$920.00 Net Per Share of Series C-1 Convertible Preferred Stock

Pursuant to the Offer to Purchase dated April 8, 2016

by

BioTelemetry Research Acquisition Corporation

a wholly owned subsidiary of

BioTelemetry, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 8, 2016 (what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (what we refer to as the “Letter of Transmittal” and what, together with the Offer to Purchase, as each may be amended or supplemented from time to time, we refer to as the “Offer”), in connection with the offer by BioTelemetry Research Acquisition Corporation, a Delaware corporation (which we refer to as “Purchaser”) and a wholly owned subsidiary of BioTelemetry, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Common Shares”), all outstanding shares of Series A Convertible Preferred Stock, par value $0.001 (the “Series A Preferred Shares”), all outstanding shares of Series B Convertible Preferred Stock, par value $0.001 (the “Series B Preferred Shares”) and all outstanding shares of Series C-1 Convertible Preferred Stock, par value $0.001 (the “Series C-1 Preferred Shares,” and collectively with the Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares” and the Preferred Shares together with the Common Shares, the “Shares”) of VirtualScopics Inc., a Delaware corporation (“VirtualScopics”), pursuant to Purchaser’s offer to purchase all of the outstanding Shares, at a purchase price of $4.05 per Common Share (the “Common Offer Price”), $336.30 per Series A Preferred Share (the “Series A Offer Price”), $336.30 per Series B Preferred Share (the “Series B Offer Price”) and $920.00 per Series C-1 Preferred Share (the “Series C-1 Offer Price”), in each case, net to the seller in cash, without interest thereon and less any applicable withholding taxes (collectively, the “Offer Prices”), upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED

HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for our account are to be tendered.

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